Exhibit 31.1

CERTIFICATION

I, Robert P. Kelly, certify that:

1.	I have reviewed this Amendment No. 1 on Form 10-K/A to the Annual Report on Form 10-K for the year ended December 31, 2009 of The Bank of New York Mellon Corporation; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: May 14, 2010

/s/ Robert P. Kelly
Name:	Robert P. Kelly
Title:	Chief Executive Officer